Exhibit 99.1

•MESTEK, INC.

      260 North Elm Street, Westfield, MA 01085 (413) 568-9571 www.mestek.com

Contact: John E. Reed
(413) 568-9571

Westfield Massachusetts
May 24, 2005

        Mestek, Inc. (the “Company”) today announced that its Board of Directors has established June 23, 2005 as the record date for determining the record holders of Company common stock for purposes of receiving the pro rata “spin-off” distribution (the “Spin-Off”) of the Company’s 86% interest in Omega Flex, Inc. (“Omega Flex”) to all of the Company’s shareholders, as of such date.

        On April 29, 2005 Omega Flex filed a preliminary Registration Statement on Form 10 with the SEC. The Registration Statement is preliminary, subject to completion and currently under review by the SEC. The above referenced record date is subject to the timely completion of the SEC review process. Upon the effectiveness of the Registration Statement on Form 10, the Spin-Off is expected to be implemented, whereupon it is also expected that Omega Flex will become a publicly traded, SEC-reporting company, listed on the NASDAQ National Market in mid or late summer, 2005. The Company’s Board of Directors voted on March 8, 2005 to approve the Spin-Off, however there can be no assurances that the Omega Flex Spin-Off transaction will be consummated.

        John E. Reed, Chairman and CEO of the Company, indicated as follows:

        “We are pleased to announce this next step in the process of implementing the spin-off, pro rata to all of the Company’s shareholders, of the Company’s 86% equity interest in its subsidiary, Omega Flex, Inc. Omega Flex is a leading manufacturer of flexible metal hose, utilizing its proprietary technology to manufacture flexible metal hose for a number of applications, including TracPipe® flexible gas piping.

        We look forward to when Omega Flex will be able to take advantage of the benefits of being a publicly traded company in its own right.”

        This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Mestek to control.

        Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect Mestek’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Mestek (or entities in which Mestek has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

        Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. Mestek undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.